UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 30, 2006

WAYNE SAVINGS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23433	31-1557791
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

151 N. Market St., Wooster, Ohio		44691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(330) 264-5767

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Effective November 30, 2006, Wayne Savings Community Bank (the “Bank”) the wholly-owned subsidiary of Wayne Savings Bancshares, Inc. (the “Company”), entered into the following amended and restated agreements:

•	employment agreement with Phillip E. Becker, President and Chief Executive Officer of the Bank;

•	employment agreement with Bryan K. Fehr, Executive Vice President and Chief Operations Officer of the Bank;

•	employment agreement with H. Stewart Fitz Gibbon III, Executive Vice President and Chief Financial Officer of the Bank; and

•	employment agreement with Wendy S. Blosser, Senior Vice President and Senior Trust Officer of the Bank.

The above agreements were primarily amended and restated in order to comply with new Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including the proposed regulations issued by the Internal Revenue Service. Section 409A of the Code governs the deferral of compensation where the officer or employee has a legally binding right to compensation that is payable in a future year. As part of the revisions to comply with Section 409A of the Code, the Bank provided for cash severance payments to be paid in a lump sum only in order to utilize an exemption from Section 409A.

In addition, the term of the agreements with Messrs. Becker, Fehr and Fitz Gibbon was changed from two years to three years. Correspondingly, each of such agreements was amended to provide, in certain circumstances related to termination, severance pay in an amount equal to three times, rather than two times, the sum of: (i) the highest annual rate of base salary paid to the executive at any time under the agreement; (ii) the greater of (x) the average annual cash bonus paid to the executive with respect to the two completed fiscal years prior to the termination, or (y) the cash bonus paid to the executive with respect to the fiscal year ended prior to the termination; and (iii) the value of the employer matching contributions made on the executive’s behalf in the Bank’s 401(k) Retirement Plan and the value of the employer contribution or allocation made on the executive’s behalf in the Bank’s Restated Employee Stock Ownership Plan, without any cutback for purposes of Section 280G under the Internal Revenue Code.

For additional information, reference is made to the amended agreements included as Exhibits 10.1 through 10.4 hereto, which are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Wayne Savings Community Bank and Phillip E. Becker, dated as of November 30, 2006

10.2	Amended and Restated Employment Agreement between Wayne Savings Community Bank and Bryan K. Fehr, dated as of November 30, 2006

10.3	Amended and Restated Employment Agreement between Wayne Savings Community Bank and H. Stewart Fitz Gibbon III, dated as of November 30, 2006

10.4	Amended and Restated Employment Agreement between Wayne Savings Community Bank and Wendy S. Blosser, dated as of November 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYNE SAVINGS BANCSHARES, INC.

By:	/s/ H. Stewart Fitz Gibbon III
Name:	H. Stewart Fitz Gibbon III
Title:	Chief Financial Officer, Secretary and Treasurer

Date: December 5, 2006

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